CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 18, 2007

(January 16, 2007)

Date of Report

(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada		20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

Section 3 – Securities and Trading Markets

Item 3.02: Unregistered  Sales of Equity Securities

We completed a private equity financing of $2,070,000 on January 16, 2007, with two accredited investors.  Net proceeds from the offering are approximately $1,864,400.  We issued 207 shares of our Series B Preferred Stock,  par value $0.001 per share and stated value of $10,000 per share and each investor also received one of each of the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series J Warrant, (v) Series D Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares of common stock issuable upon conversion of the purchaser’s preferred stock, except for the Series J Warrants, which shall entitle the investor to purchase a number of shares of our common stock equal to one hundred percent (100%) of the number of shares of common stock issuable upon conversion of the purchaser’s preferred stock.  Each of the Warrants has a term of 6 years, except for the Series J Warrants, which have a term of 1 year.  Each share of the preferred stock is convertible into a number of fully paid and nonassessable shares of our common stock equal to the quotient of the liquidation preference amount per share ($10,000) divided by the conversion price, which initially is $1.15 per share, subject to certain adjustments, or approximately 8,696 shares of common for each share of converted preferred stock.  We are obligated to file a registration statement on or before February 14, 2007 providing for the resale of the shares of common stock issuable upon conversion of the preferred stock and exercise of the Warrants.  In connection with the financing, our management agreed not to sell any of our securities owned by them, their affiliates or anyone they have influence over until the registration statement has been effective for six months.

In connection with this financing, we paid cash compensation to a placement consultant in the amount of $165,600 and issued him placement consultant warrants, exercisable for a period of three years from the date of issue. The placement consultant's warrants allow him to purchase up to (i) 20 shares of Series B Preferred Stock, and each of the following warrants, which are identical to the warrants issued to the investors of the financing: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series D Warrant, (v) Series J Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase 90,004 shares of common stock, except for the Series J Warrants, which shall entitle the Consultant to purchase 180,008 shares of common stock.

The net proceeds from the financing are to be used for capital expenditures necessary to expand our operations into clam farming in Morocco (any remaining proceeds may be used for working capital and general corporate purposes).  We are currently conducting due diligence on a North African based aquaculture company that farms shellfish products in Morocco and pending the successful completion of such inquiry, may acquire a majority ownership interest in the company.  At the date of this filing, we have not entered into any binding agreements for the purchase of such company and may or may not do so depending on the results of our due diligence investigation.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Form of Series B Convertible Preferred Stock Purchase Agreement, dated January 16, 2007, by and between the Company and each of the Purchasers thereto.
10.2	Form of Registration Rights Agreement, dated January 16, 2007, by and between the Company and each of the Purchasers thereto.
10.3	Form of Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock.
10.4	Form of Lock-Up Agreement dated January 16, 2007 by and between the Company and each of the shareholders listed therein.
10.5	Form of Series A Warrant dated January 16, 2007.
10.6	Form of Series B Warrant dated January 16, 2007.
10.7	Form of Series C Warrant dated January 16, 2007.
10.8	Form of Series D Warrant dated January 16, 2007.
10.9	Form of Series E Warrant dated January 16, 2007.
10.10	Form of Series F Warrant dated January 16, 2007.
10.11	Form of Series J Warrant dated January 16, 2007
10.12	Escrow Agreement dated January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.
By:	/s/ Robert Saunders Robert Saunders, CEO